          BERKSHIRE HILLS BANCORP REPORTS 11% GROWTH IN CORE EARNINGS,
             TO A RECORD $5.0 MILLION FOR THE FIRST QUARTER OF 2007,
           REPORTING $0.56 PER SHARE FOR BOTH CORE AND GAAP EARNINGS,
                      WITH 25% GROWTH IN TOTAL NET REVENUE

                        SOLID BUSINESS MOMENTUM CONTINUES
                      NON-INTEREST INCOME MORE THAN DOUBLES
                       INSURANCE FEES MORE THAN QUADRUPLE
                      ASSET QUALITY REMAINS WELL CONTROLLED
                                DIVIDEND DECLARED

PITTSFIELD, MA - April 24, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), reported first quarter 2007 core income of $5.0 million ($0.56 per diluted share), an increase of 11% from $4.5 million ($0.51 per diluted share) in the first quarter of 2006. Earnings in the most recent quarter included after-tax charges of $0.06 per share related to the New York de novo branch program, which the Company views as an investment in franchise expansion. First quarter GAAP net income was $4.9 million ($0.56 per diluted share) in 2007 compared to $4.8 million ($0.55 per diluted share) in 2006.

First quarter financial highlights include the following (income comparisons are to prior year first quarter):

      o  450% increase in insurance fee income
      o  21% increase in other fee income
      o  12% annualized commercial loan growth
      o  7% annualized total loan growth
      o 7% annualized deposit growth excluding managed run-off of brokered time deposits (3% annualized growth in total deposits)
      o  4% increase in net interest income
      o Nonperforming loans were 0.39% of assets, compared to 0.35% at year-end 2006
      o  Annualized net charge-offs were 0.11% of average loans for the quarter

Michael P. Daly, President and Chief Executive Officer, stated, "We started the year with a clean, solid first quarter - continuing our strong growth momentum and producing a 25% increase in total net revenue. Insurance fees more than quadrupled due to our insurance agency acquisitions in the fourth quarter. This more than doubled our non-interest income, boosting non-interest income to 35% of total net revenue. This is an important milestone as we diversify our revenue sources, defend against a persistent inverted yield curve, and increase the product mix that we offer in our markets. Balance sheet growth was ongoing, led by 12% annualized growth in commercial loans, which resulted in 7% annualized growth of total loans. Deposits also grew by 7%, exclusive of managed run-off of brokered time deposits. Year-over-year first quarter average transaction deposits increased by 1%, and net interest income increased by 4%. Our emphasis on credit quality remains fundamental; we have no subprime lending programs and our annualized loan charge-off rate remained low at 0.11% in the first quarter of 2007."

Mr. Daly continued, "We unveiled our new branding as "America's Most Exciting Bank"SM in the first quarter, and we are encouraged by the initial response to our vision of creating an engaging and exciting financial services environment. We opened three new branches in our New York region during the quarter. With the imminent opening of an additional branch, we will now have ten branches operating in this promising market. Our total branch count will be 31, an increase of 15% from the beginning of the year. Our net income includes after-tax expenses of $0.06 per share related to the de novo branch program, which we view as an investment in franchise expansion. During the first quarter, we announced that Kevin P. Riley will become our Executive Vice President and Chief Financial Officer, effective August 1. Kevin was previously Executive Vice President and Chief Financial Officer of KeyBank National Association, KeyCorp's flagship community bank. We also announced important leadership appointments in Commercial Banking, Retail Banking, and Consumer Lending. Our expanded leadership team is focused on delivering the strong, quality earnings growth that we announced in our 2007 guidance."

DIVIDEND DECLARATION
--------------------

The Board of Directors declared a quarterly cash dividend of $0.14 per share to be distributed to stockholders of record at the close of business on May 4, 2007, and payable on or about May 18, 2007.

FINANCIAL CONDITION
-------------------

Total assets increased at a 5% annualized rate to $2.17 billion during the first quarter of 2007. Total loans increased by $31 million (7% annualized) to $1.73 billion, including growth in most categories. Loan growth was led by commercial mortgages, which increased by $23 million (16% annualized). A $6 million (16% annualized) decrease in home equity and other consumer loans was related in part to the expiration of certain introductory rate offerings. The Company introduced a home equity line campaign in the first quarter to promote growth in home equity borrowings.

Asset quality remained well controlled during the quarter. The Company does not offer subprime lending programs. The average FICO scores on its consumer auto loans have increased in each of the last four quarters, reaching an average of 728 in the first quarter of 2007. The annualized rate of net loan charge-offs was low at 0.11% during the quarter. Total nonperforming assets increased slightly during the quarter to 0.39% of total assets from 0.35% at year-end 2006. Nonperforming assets totaled $8.5 million, and included one $6.0 million commercial relationship, which is in bankruptcy. All other nonperforming assets were only 0.12% of total assets at quarter-end. Loans delinquent 30 - 90 days remained low at 0.28% of total loans at quarter-end, compared to 0.26% of total loans at year-end 2006. The loan loss allowance remained flat at 1.14% of total loans. The allowance included a $1.0 million impaired loan reserve on the above mentioned nonperforming commercial relationship; this reserve was increased by $500 thousand during the quarter. The Company had no foreclosed real estate at March 31, 2007.

Total deposits increased by $13 million to $1.54 billion during the first quarter of 2007. Excluding $13 million of planned run-off of brokered time deposits, total deposits increased by $26 million (7% annualized). Deposit growth included an increase of $14 million (51% annualized) to $122 million in the de novo New York branch program. Excluding the brokered time deposit runoff, Massachusetts deposits increased by $12 million (4% annualized). Balances of non-maturity accounts were flat during the quarter, with funds shifting into money market accounts from other non-maturity accounts. Growth in time deposits provided the overall deposit growth, with in-market time deposits increasing by $25 million (15% annualized) and more than offsetting the planned decline in brokered time deposits. Total borrowings increased by $7 million (8% annualized) to $352 million to provide supplemental funds for loan growth.

Stockholders' equity increased by $5 million (8% annualized) to $263 million due primarily to the benefit of retained earnings. Tangible book value per share increased at an 11% annualized rate to $16.13, while total book value per share increased at a 3% annualized rate to $29.87. The ratio of tangible equity to assets increased during the quarter to 6.92% from 6.75%, while the ratio of total equity to assets increased to 12.10% from 12.01%. The Company repurchased 11,000 shares of common stock during the first quarter.

RESULTS OF OPERATIONS
---------------------

First quarter core income increased by $500 thousand (11%) to $5.0 million in 2007 compared to $4.5 million in 2006. First quarter net income increased by $124 thousand (3%) from year-to-year. The increase in core income reflected the benefit of positive operating leverage, with a $4.7 million increase in net revenue, compared to a $4.2 million increase in non-interest expense. The increase in net revenue included a $582 thousand (4%) increase in net interest income, accompanied by a $4.6 million (143%) increase in fee income due primarily to insurance fee growth. Net income in 2006 included $333 thousand in net non-core income related to securities gains. The core return on tangible equity increased to 15.4% from 12.6%, while the net return on equity was unchanged at 7.6%. The return on assets decreased slightly to 0.92% in 2007 from 0.94% in 2006.

The 4% increase in net interest income was due to 5% growth in average earning assets in the first quarter of 2007, compared to the same quarter of 2006. The net interest margin decreased as expected to 3.24% from 3.27% for these periods due primarily to time account repricings, along with the ongoing impact of the shifting of funds into higher yielding money market and time accounts. The Company is promoting lower cost transaction accounts to help offset margin pressures and to provide increased cross-selling opportunities. The Company is also promoting money market accounts to provide more relationship benefits compared to time accounts. The net interest margin in the most recent quarter also included a negative impact of about 0.07% due to the cost of borrowings to finance the insurance agency acquisitions in the fourth quarter of 2006. The margin benefited from the securities restructuring at the beginning of the same quarter.

Total first quarter non-interest income increased by $4.1 million (101%) to $8.2 million in 2007 compared to $4.1 million in 2006. This increase was primarily due to a $4.1 million (450%) increase in insurance fee revenue, following the acquisition of five affiliated insurance agencies in the fourth quarter of 2006. Insurance revenues are seasonally weighted towards the first half of the year, primarily due to contingency revenues which are received in the first and second quarters. All other fee revenues increased by $474 thousand (21%) reflecting growth in all areas. Deposit service fee growth of 18% included the benefit of new fee based convenience services implemented in the fourth quarter of 2006. Wealth management fee growth of 22% resulted primarily from growth in assets under management, which increased at a 13% annualized rate during the quarter to $510 million at quarter-end.

The first quarter provision for loan losses totaled $750 thousand in 2007, compared to $290 thousand in 2006. This reflected a $267 thousand increase in net charge-offs, along with higher reserving ratios initiated in the third quarter of 2006. The first quarter loan loss provision of $750 thousand measured 160% of net charge-offs during the quarter.

First quarter non-interest expense increased by $4.2 million (37%) in 2007 compared to 2006. This increase reflected the acquisition of insurance agencies in the fourth quarter of 2006, along with the higher carrying costs related to the opening of six new branches since the beginning of 2006. This increase was more than offset by the benefit of positive operating leverage related to higher revenues previously noted. The efficiency ratio increased as expected to 61.1% from 57.5% due to the impact of different operating margins in the acquired insurance businesses. First quarter 2007 non-interest expense included nonrecurring charges totaling $153 thousand on the sale of swaps related to brokered time deposits. First quarter costs of the de novo branch program in New York totaled $837 thousand in 2007, compared to $230 thousand in 2006. These costs equated to $0.06 per share in 2007 and are viewed by the Company as an investment in franchise growth. The first quarter effective tax rate decreased to 32% in 2007 from 32.9% in 2006, and was consistent with the rate in the linked quarter.

CONFERENCE CALL
---------------

The Company will conduct a conference call at 10:00 A.M. eastern time on Wednesday, April 25, 2007. President and Chief Executive Officer Michael P. Daly and Interim Chief Financial Officer John S. Millet will discuss highlights of the Company's first quarter financial results, along with guidance about expected financial results. Information about the conference call follows:

Dial-in:                1-877-407-8035
Replay Dial-in:         1-877-660-6853

Replay Access Codes:    Account #286; Conference ID #236317
                        (Both are needed to access the Replay)
Replay Dates:           April 25, 2007 at 1:00 P.M. (ET) through
                        May 4, 2007 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Millet there will be an opportunity for questions and answers.

Live access to the call on a listen only basis will also be available on the internet at the Company's website at www.berkshirebank.com by clicking on the
                                     ---------------------
Investor Relations link and then selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

BACKGROUND
----------

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank - America's Most Exciting BankSM. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.

FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: adverse governmental or regulatory policies may be enacted; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is
                                        -----------
hereby made.

Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
---------------------------

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends during the current fiscal period, and compared to the prior fiscal period. The core earnings measure is not intended to substitute for GAAP net income, but is an additional measure that the Company uses and believes is useful for understanding its operating results. During the third quarter of 2006, the Company identified charges related to the balance sheet repositioning and to the loan loss allowance adjustment as non-core in the computation of core earnings. The Company views these charges as infrequent and not specifically related to the Company's operating activities during the year.

CONTACTS
--------

Michael P. Daly,
President and Chief Executive Officer
413-236-3194

John S. Millet,
Senior Vice President, Interim Chief Financial Officer, and Treasurer
413-236-3252


                       BERKSHIRE HILLS BANCORP, INC.
                  CONSOLIDATED BALANCE SHEETS - UNAUDITED
----------------------------------------------------------------------------------------------------------
                                                                March 31,                 December 31,
----------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE DATA)                                 2007                        2006
----------------------------------------------------------------------------------------------------------
ASSETS
Total cash and cash equivalents                               $    27,567                 $    30,985
Securities available for sale, at fair value                      191,454                     194,206
Securities held to maturity, at amortized cost                     38,152                      39,968
Residential mortgages                                             608,004                     599,273
Commercial mortgages                                              590,362                     567,074
Commercial business loans                                         188,256                     189,758
Consumer loans                                                    343,438                     342,882
----------------------------------------------------------------------------------------------------------
Total loans                                                     1,730,060                   1,698,987
Less: Allowance for loan losses                                   (19,652)                    (19,370)
----------------------------------------------------------------------------------------------------------
Net loans                                                       1,710,408                   1,679,617

Premises and equipment, net                                        30,576                      29,130
Goodwill                                                          104,923                     104,531
Other intangible assets                                            16,142                      16,810
Cash surrender value of life insurance policies                    30,579                      30,338
Other assets                                                       24,772                      24,057
----------------------------------------------------------------------------------------------------------
Total assets                                                  $ 2,174,573                 $ 2,149,642
==========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits                                               $   174,887                   $ 178,109
NOW deposits                                                      146,679                     153,087
Money market deposits                                             311,365                     297,155
Savings deposits                                                  198,262                     202,213
----------------------------------------------------------------------------------------------------------
Total non-maturity deposits                                       831,193                     830,564
Brokered time deposits                                             29,186                      41,741
Other time deposits                                               675,233                     649,633
----------------------------------------------------------------------------------------------------------
Total time deposits                                               704,419                     691,374
----------------------------------------------------------------------------------------------------------
Total deposits                                                  1,535,612                   1,521,938
----------------------------------------------------------------------------------------------------------

Borrowings                                                        351,638                     345,005
Junior subordinated debentures                                     15,464                      15,464
Other liabilities                                                   8,772                       9,074
----------------------------------------------------------------------------------------------------------
Total liabilities                                               1,911,486                   1,891,481

Total stockholders' equity                                        263,087                     258,161
----------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                    $ 2,174,573                 $ 2,149,642
==========================================================================================================

                                                  BERKSHIRE HILLS BANCORP, INC.
                                           CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED
---------------------------------------------------------------------------------------------------------------------
                                                              LOAN ANALYSIS
                                                              -------------

                                    Mar. 31, 2007         Dec. 31, 2006                               Annualized %
(DOLLARS IN MILLIONS)                  Balance               Balance               $ Change            $ Change
---------------------------------------------------------------------------------------------------------------------
Residential mortgages:
1 - 4 Family                          $   574                $   567                  $  7                   5 %
Construction                               34                     32                     2                  25
---------------------------------------------------------------------------------------------------------------------
Total residential mortgages               608                    599                     9                   6

Commercial mortgages:
Construction                              132                    130                     2                   6
Single and multi-family                    66                     65                     1                   6
Other commercial mortgages                392                    372                    20                  22
---------------------------------------------------------------------------------------------------------------------
Total commercial mortgages                590                    567                    23                  16

Commercial business loans                 189                    190                    (1)                 (2)
---------------------------------------------------------------------------------------------------------------------
Total commercial loans                    779                    757                    22                  12

Consumer loans:
Auto                                      202                    196                     6                  12
Home equity and other                     141                    147                    (6)                (16)
---------------------------------------------------------------------------------------------------------------------
Total consumer loans                      343                    343                     -                   0
---------------------------------------------------------------------------------------------------------------------
Total loans                           $ 1,730                $ 1,699                  $ 31                   7 %
=====================================================================================================================

                                                             DEPOSIT ANALYSIS
                                                             ----------------

                                    Mar. 31, 2007         Dec. 31, 2006                               Annualized %
(DOLLARS IN MILLIONS)                  Balance               Balance               $ Change             Change
---------------------------------------------------------------------------------------------------------------------
Demand                                $   175                $   178                  $ (3)                 (7)%
NOW                                       147                    153                    (6)                (16)
Money market                              311                    297                    14                  19
Savings                                   198                    202                    (4)                 (8)
---------------------------------------------------------------------------------------------------------------------
Total non-maturity deposits               831                    830                     1                   0

Time less than $100,000                   381                    370                    11                  12
Time $100,000 or more                     294                    280                    14                  20
Brokered time                              29                     42                   (13)               (124)
---------------------------------------------------------------------------------------------------------------------
Total time deposits                       704                    692                    12                   7
---------------------------------------------------------------------------------------------------------------------
Total deposits                        $ 1,535                $ 1,522                  $ 13                   3 %
=====================================================================================================================

                                                          BERKSHIRE HILLS BANCORP, INC.
                                                     CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------------------------
                                                                     Three Months Ended
                                                                         March 31,
--------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                            2007                   2006
--------------------------------------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME
Loans                                                        $   28,522           $    22,356
Securities and other                                              2,948                 4,714
--------------------------------------------------------------------------------------------------
Total interest and dividend income                               31,470                27,070
INTEREST EXPENSE
Deposits                                                         11,949                 8,756
Borrowings and junior subordinated debentures                     4,331                 3,706
--------------------------------------------------------------------------------------------------
Total interest expense                                           16,280                12,462
--------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                              15,190                14,608
NON-INTEREST INCOME
Insurance commissions and fees                                    4,991                   908
Deposit service fees                                              1,514                 1,286
Wealth management fees                                              919                   756
Loan service fees                                                   309                   226
--------------------------------------------------------------------------------------------------
Total fee income                                                  7,733                 3,176
Other                                                               423                   418
Gain on sale of securities, net                                      81                   497
--------------------------------------------------------------------------------------------------
Total non-interest income                                         8,237                 4,091
--------------------------------------------------------------------------------------------------
TOTAL NET REVENUE                                                23,427                18,699
PROVISION FOR LOAN LOSSES                                           750                   290
NON-INTEREST EXPENSE
Salaries and employee benefits                                    8,511                 5,653
Occupancy and equipment                                           2,486                 1,931
Marketing, data processing, and professional services             1,947                 1,630
Non-recurring expense                                               153                     -
Amortization of intangible assets                                   662                   478
Other                                                             1,650                 1,533
--------------------------------------------------------------------------------------------------
Total non-interest expense                                       15,409                11,225

Income before income taxes                                        7,268                 7,184
Income tax expense                                                2,326                 2,366
--------------------------------------------------------------------------------------------------
NET INCOME                                                   $    4,942           $     4,818
--------------------------------------------------------------------------------------------------
Basic earnings per share                                     $     0.57           $      0.57
--------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                                   $     0.56           $      0.55
--------------------------------------------------------------------------------------------------
Weighted average shares outstanding
Basic                                                             8,662                 8,476
Diluted                                                           8,841                 8,755

                                                                                  BERKSHIRE HILLS BANCORP, INC.
                                                                     CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Quarters Ended
----------------------------------------------------------------------------------------------------------------------------------
                                                              Mar. 31,      Dec. 31,     Sept. 30,       June 30,       Mar. 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                           2007          2006          2006           2006           2006
----------------------------------------------------------------------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME
Loans                                                        $ 28,522      $ 28,076      $ 26,388       $ 24,017       $ 22,356
Securities and other                                            2,948         3,305         5,000          4,195          4,714
----------------------------------------------------------------------------------------------------------------------------------
Total interest and dividend income                             31,470        31,381        31,388         28,212         27,070
INTEREST EXPENSE
Deposits                                                       11,949        11,679        10,766          9,843          8,756
Borrowings and junior subordinated debentures                   4,331         4,131         5,019          3,911          3,706
----------------------------------------------------------------------------------------------------------------------------------
Total interest expense                                         16,280        15,810        15,785         13,754         12,462
----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                            15,190        15,571        15,603         14,458         14,608
Non-interest income
Insurance commissions and fees                                  4,991         1,645           623            581            908
Deposit service fees                                            1,514         1,800         1,334          1,383          1,286
Wealth management fees                                            919           877           882            772            756
Loan service fees                                                 309           132           209            125            226
----------------------------------------------------------------------------------------------------------------------------------
Total fee income                                                7,733         4,454         3,048          2,861          3,176
Other                                                             423           453           248            520            418
Gain (loss) on sale of securities, net                             81           924        (5,080)           529            497
----------------------------------------------------------------------------------------------------------------------------------
Total non-interest income                                       8,237         5,831        (1,784)         3,910          4,091
----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET REVENUE                                              23,427        21,402        13,819         18,368         18,699
Provision for loan losses                                         750           785         6,185            600            290
Non-interest expense
Salaries and employee benefits                                  8,511         7,296         6,001          5,758          5,653
Occupancy and equipment                                         2,486         2,061         1,885          1,822          1,931
Marketing, data processing, and professional services           1,947         1,791         1,632          1,595          1,630
Non-recurring expense                                             153         1,125             -            385              -
Amortization of intangible assets                                 662           601           478            478            478
Other                                                           1,650         1,778         1,357          1,600          1,533
----------------------------------------------------------------------------------------------------------------------------------
Total non-interest expense                                     15,409        14,652        11,353         11,638         11,225
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes    7,268         5,965        (3,719)         6,130          7,184
Income tax expense (benefit)                                    2,326         1,880        (1,466)         1,888          2,366
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                    4,942         4,085        (2,253)         4,242          4,818
Income from discontinued operations before income taxes             -            29           217            359              -
Income tax expense                                                  -            11            84            138              -
==================================================================================================================================
Net income from discontinued operations                             -            18           133            221              -
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            $  4,942      $  4,103      $ (2,120)      $  4,463       $  4,818
==================================================================================================================================

Basic earnings (loss) per share
Continuing operations                                        $   0.57      $   0.48      $  (0.26)      $   0.50       $   0.57
Discontinued operations                                             -             -          0.01           0.02              -
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        $   0.57      $   0.48      $  (0.25)      $   0.52       $   0.57
----------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations                                        $   0.56      $   0.47      $  (0.26)      $   0.48       $   0.55
Discontinued operations                                             -             -          0.01           0.03              -
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        $   0.56      $   0.47      $  (0.25)      $   0.51       $   0.55
----------------------------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding
Basic                                                           8,662         8,599         8,557          8,512          8,476
Diluted                                                         8,841         8,823         8,557          8,760          8,755

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                             ASSET QUALITY ANALYSIS
-------------------------------------------------------------------------------------------------------------------------------
                                                                     At or for the Quarters Ended
-------------------------------------------------------------------------------------------------------------------------------
                                                   Mar. 31,         Dec. 31,       Sept. 30,        June 30,       Mar. 31,
(DOLLARS IN THOUSANDS)                               2007             2006            2006            2006            2006
-------------------------------------------------------------------------------------------------------------------------------
NON-PERFORMING ASSETS
Nonaccruing loans:
Residential mortgages                             $     22         $     15        $    238         $    234         $    289
Commercial mortgages                                 1,346              308           2,427                -                -
Commercial business loans                            7,049            7,203           2,445              405              480
Consumer loans                                         124               66             122              133              139
-------------------------------------------------------------------------------------------------------------------------------
Total nonaccruing loans                              8,541            7,592           5,232              772              908
Real estate owned                                        -                -               -              105                -
-------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                        $  8,541         $  7,592        $  5,232         $    877         $    908
===============================================================================================================================

Total nonperforming loans/total loans                 0.49%            0.45%           0.32%            0.05%            0.06%
Total nonperforming assets/total assets               0.39%            0.35%           0.24%            0.04%            0.04%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                    $ 19,370         $ 19,154        $ 13,537         $ 13,090         $ 13,001
Charged-off loans                                     (627)            (754)           (327)            (364)            (331)
Recoveries on charged-off loans                        159              185             184              211              130
-------------------------------------------------------------------------------------------------------------------------------
Net loans charged-off                                 (468)            (569)           (143)            (153)            (201)
Transfer of commitment reserve                           -                -            (425)               -                -
Provision for loan losses                              750              785           6,185              600              290
-------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                          $ 19,652         $ 19,370        $ 19,154         $ 13,537         $ 13,090
===============================================================================================================================

Allowance for loan losses/nonperforming loans          230%             255%            366%            1753%            1442%
Allowance for loan losses/total loans                 1.14%            1.14%           1.18%            0.87%            0.90%

NET LOAN (CHARGE-OFFS) RECOVERIES
Residential mortgages                             $      -         $      -        $      -         $    (27)        $      -
Commercial mortgages                                     -                -               -                -                -
Commercial business loans                             (251)            (420)             (6)               5                3
Consumer loans                                        (217)            (149)           (137)            (131)            (204)
-------------------------------------------------------------------------------------------------------------------------------
Total net                                         $   (468)        $   (569)       $   (143)        $   (153)        $   (201)
===============================================================================================================================
Net charge-offs (annualized)/average loans            0.11%            0.14%           0.04%            0.04%            0.06%

AVERAGE FICO SCORES OF CONSUMER
AUTOMOBILE LOANS                                       728              726             724              721              719

DELINQUENT LOANS (30-90 DAYS)/TOTAL LOANS             0.28%            0.26%           0.29%            0.40%            0.27%


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                          SELECTED FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                At or for the Quarters Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                              Mar. 31,     Dec. 31,      Sept. 30,       June 30,        Mar. 31,
                                                                2007         2006          2006            2006             2006
------------------------------------------------------------------------------------------------------------------------------------
   PERFORMANCE RATIOS
         Core return on tangible assets                         1.07%         0.91 %       0.97%            0.89 %          0.98%
         Return (loss) on total assets                          0.92          0.77        (0.37)            0.85             0.94
         Core return on tangible equity                        15.40         12.97        12.68            11.41            12.63
         Return (loss) on total equity                          7.57          6.38        (3.15)            7.00             7.64
         Net interest margin, fully taxable equivalent          3.24          3.31         3.22             3.16             3.27
         Core tangible non-interest income to assets            1.60          0.97         0.63             0.68             0.74
         Non-interest income to assets                          1.53          1.09        (0.33)            0.75             0.80
         Core tangible non-interest expense to assets           2.87          2.54         2.09             2.17             2.21
         Non-interest expense to assets                         2.86          2.73         2.08             2.23             2.20
         Efficiency ratio                                      61.07         61.42        55.92            58.73            57.48

   YEAR-TO-YEAR GROWTH
         Total loans                                               7  %         20  %        20  %            19  %             9  %
         Total deposits                                            3            11           11               14               23

   FINANCIAL DATA   (IN MILLIONS)
         Total assets                                        $ 2,175       $ 2,150      $ 2,205          $ 2,148          $ 2,056
         Total loans                                           1,730         1,699        1,633            1,555            1,453
         Total intangible assets                                 121           121           99               99               99
         Total deposits                                        1,535         1,522        1,488            1,464            1,451
         Total stockholders' equity                              263           258          255              248              248
         Total core income                                       5.0           4.2          4.7              4.1              4.5
         Total net income (loss)                                 4.9           4.1         (2.1)             4.5              4.8

   ASSET QUALITY RATIOS
         Net charge-offs (annualized)/average loans             0.11  %       0.14  %      0.04  %          0.04  %          0.06  %
         Non-performing assets/total assets                     0.39          0.35         0.24             0.04             0.04
         Loan loss allowance/total loans                        1.14          1.14         1.18             0.87             0.90
         Loan loss allowance/nonperforming loans                2.30 x        2.55 x       3.66 x          17.53 x          14.42 x

   PER SHARE DATA
         Core earnings, diluted                              $  0.56        $ 0.48       $ 0.54          $  0.47          $  0.51
         Net earnings (loss), diluted                           0.56          0.47        (0.25)            0.51             0.55
         Tangible book value                                   16.13         15.70        17.96            17.30            17.26
         Total book value                                      29.87         29.63        29.31            28.79            28.79
         Market price at period end                            33.65         33.46        35.59            35.48            34.94

   CAPITAL RATIOS
         Stockholders' equity to total assets                  12.10  %      12.01  %     11.55  %         11.56  %         12.04  %
         Tangible stockholders' equity to tangible assets       6.92          6.75         7.41             7.28             7.59
------------------------------------------------------------------------------------------------------------------------------------

(1) Reconciliations of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.
(2) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                AVERAGE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   Quarters Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Mar. 31,     Dec. 31,      Sept. 30,          June 30,              Mar. 31,
(IN THOUSANDS)                                        2007          2006           2006              2006                  2006
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Loans
Residential mortgages                            $   603,858    $   592,016     $   576,105      $   561,444           $   554,833
Commercial mortgages                                 577,645        547,096         496,428          450,283               427,891
Commercial business loans                            188,194        187,997         185,573          161,618               152,970
Consumer loans                                       340,563        341,311         327,746          312,813               298,020
-----------------------------------------------------------------------------------------------------------------------------------
Total loans                                        1,710,260      1,668,420       1,585,852        1,486,158             1,433,714
Securities                                           231,035        259,838         398,915          408,542               418,744
Short-term investments                                 1,915         16,343           1,017              744                 1,561
-----------------------------------------------------------------------------------------------------------------------------------
Total earning assets                               1,943,210      1,944,601       1,985,784        1,895,444             1,854,019
Intangible assets                                    121,059        115,580          98,793           98,944                99,318
Other assets                                          91,298         88,125          98,307           94,805                90,412
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                     $ 2,155,567    $ 2,148,306     $ 2,182,884      $ 2,089,193           $ 2,043,749
===================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
NOW                                              $   142,403    $   138,293     $   131,687      $   140,103           $   141,364
Money market                                         294,015        299,927         283,194          284,447               269,685
Savings                                              199,517        204,104         212,706          208,345               217,475
Time                                                 702,554        686,818         664,207          643,398               611,324
-----------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing deposits                    1,338,489      1,329,142       1,291,794        1,276,293             1,239,848
Borrowings and debentures                            375,730        371,201         445,494          380,131               380,019
-----------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                 1,714,219      1,700,343       1,737,288        1,656,424             1,619,867
Non-interest-bearing demand deposits                 170,819        178,756         178,535          171,787               168,478
Other liabilities                                      8,456         10,511           8,221            6,456                 5,099
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                  1,893,494      1,889,610       1,924,044        1,834,667             1,793,444

Stockholders' equity                                 262,073        258,696         258,840          254,526               250,305
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity       $ 2,155,567    $ 2,148,306     $ 2,182,884      $ 2,089,193           $ 2,043,749
===================================================================================================================================

SUPPLEMENTARY DATA
Total non-maturity deposits                      $   806,754    $   821,080     $   806,122      $   804,682           $   797,002
Total deposits                                     1,509,308      1,507,898       1,470,329        1,448,080             1,408,326
Fully taxable equivalent income adj.                     553            566             548              506                   494
-----------------------------------------------------------------------------------------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.

                                          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                      AVERAGE YIELDS (FULLY TAXABLE EQUIVALENT - ANNUALIZED)
------------------------------------------------------------------------------------------------------------------------------------

                                                                             Quarters Ended
------------------------------------------------------------------------------------------------------------------------------------
                                      Mar. 31,             Dec. 31,             Sept. 30,            June 30,             Mar. 31,
                                        2007                 2006                 2006                 2006                 2006
------------------------------------------------------------------------------------------------------------------------------------
Earning assets
Loans
Residential mortgages                    5.29  %              5.29  %              5.24  %              5.19  %             5.09  %
Commercial mortgages                     7.47                 7.57                 7.37                 7.32                7.23
Commercial  business loans               8.09                 7.98                 8.31                 8.07                7.46
Consumer loans                           6.97                 7.01                 6.94                 6.74                6.61
Total loans                              6.76                 6.68                 6.58                 6.46                6.21
Securities                               6.06                 5.64                 5.55                 4.59                4.96
Short-term investments                   5.25                 5.25                 5.25                 4.94                4.45
Total earning assets                     6.63                 6.52                 6.38                 6.07                5.99

Funding liabilities
Deposits
NOW                                      1.54                 1.23                 0.98                 1.02                1.01
Money Market                             3.63                 3.61                 3.51                 3.36                3.12
Savings                                  1.06                 1.03                 1.02                 0.78                0.76
Time                                     4.77                 4.62                 4.41                 4.17                3.92
Total interest-bearing deposits          3.62                 3.49                 3.31                 3.09                2.86
Borrowings and debentures                4.67                 4.42                 4.47                 4.13                3.96
Total interest-bearing liabilities       3.85                 3.69                 3.60                 3.33                3.12
Net interest spread                      2.78                 2.83                 2.78                 2.74                2.87
Net interest margin                      3.24                 3.31                 3.22                 3.16                3.27

Cost of funds                            3.50                 3.34                 3.27                 3.02                2.83

-------------------------------------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2)  Cost of funds includes all deposits and borrowings.
(3) Data for the second quarter of 2006 had no revenue for Federal Home Loan Bank dividends due to a delay in the dividend declaration schedule. Third quarter data includes 2 such dividends, including $420,000 delayed from the second quarter.


                                                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                              At or for the Quarters Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Mar. 31,    Dec. 31,      Sept. 30,        June 30,            Mar. 31,
(DOLLARS IN THOUSANDS)                                    2007         2006           2006            2006               2006
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                      $  4,942     $  4,103        $ (2,120)      $  4,463             $ 4,818
Adj: (Gain) loss on sale of securities, net                 (81)        (924)          5,080           (529)                (497)
Less: Income from discontinued operations                     -          (29)           (217)          (359)                   -
Plus: Loan loss allowance pool adjustment                     -            -           5,512              -                    -
Plus: Other non-recurring expense                           153        1,125               -            385                    -
Adj:  Income taxes                                          (29)         (57)         (3,525)           166                  164
-----------------------------------------------------------------------------------------------------------------------------------
Core income                                         (A)   4,985        4,218           4,730          4,126                4,485
Plus: Amort. intangible assets (net of taxes)               444          403             320            320                  320
-----------------------------------------------------------------------------------------------------------------------------------
Tangible core income                                (B)$  5,429     $  4,621        $  5,050       $  4,446             $  4,805
===================================================================================================================================

Total non-interest income                              $  8,237     $  5,831        $ (1,784)      $  3,910             $  4,091
Adj: (Gain) loss on sale of securities, net                 (81)        (924)          5,080           (529)                (497)
-----------------------------------------------------------------------------------------------------------------------------------
Total core non-interest income                      (C)   8,156        4,907           3,296          3,381                3,594
Net interest income                                      15,190       15,571          15,603         14,458               14,608
-----------------------------------------------------------------------------------------------------------------------------------
Total core revenue                                  (D)$ 23,346     $ 20,478        $ 18,899       $ 17,839             $ 18,202
===================================================================================================================================

Total non-interest expense                             $ 15,409     $ 14,652        $ 11,353       $ 11,638             $ 11,225
Less:  Other non-recurring expense                         (153)      (1,125)              -           (385)                   -
-----------------------------------------------------------------------------------------------------------------------------------
Core non-interest expense                           (E)  15,256       13,527          11,353         11,253               11,225
Less: Amortization of intangible assets                    (662)        (601)           (478)          (478)                (478)
-----------------------------------------------------------------------------------------------------------------------------------
Total core tangible non-interest expense            (F)$ 14,594     $ 12,926        $ 10,875       $ 10,775             $ 10,747
===================================================================================================================================

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Total average assets                                   $  2,156     $  2,148        $  2,183       $  2,089             $  2,044
Less:  Average intangible assets                           (121)        (116)            (99)           (99)                 (99)
-----------------------------------------------------------------------------------------------------------------------------------
Total average tangible assets                       (G)$  2,035     $  2,032        $  2,084       $  1,990             $  1,944
===================================================================================================================================

Total average stockholders' equity                     $    262     $    259        $    259       $    255             $    250
Less:  Average intangible assets                           (121)        (116)            (99)           (99)                 (99)
-----------------------------------------------------------------------------------------------------------------------------------
Total average tangible stockholders' equity         (H)$    141     $    143        $    160       $    156             $    151
===================================================================================================================================

Total stockholders' equity, period-end                 $    263     $    258        $    255       $    248             $    248
Less:  Intangible assets, period-end                       (121)        (121)            (99)           (99)                 (99)
-----------------------------------------------------------------------------------------------------------------------------------
Total tangible stockholders' equity, period-end     (I)$    142     $    137        $    156       $    149             $    149
===================================================================================================================================

Total shares outstanding, period-end (THOUSANDS)    (J)   8,807        8,713           8,689          8,622                8,601
Average diluted shares outstanding (THOUSANDS)      (K)   8,841        8,823           8,557          8,760                8,755

Core earnings per share                           (A/K)$   0.56     $   0.48        $   0.54       $   0.47             $   0.51
Tangible book value per share                     (I/J)$  16.13     $  15.70        $  17.96       $  17.30             $  17.32
Core return on tangible assets                    (B/G)    1.07 %       0.91 %          0.97 %         0.89 %               0.98 %
Core return on tangible equity                    (B/H)   15.40        12.97           12.68          11.41                12.63
Core tangible non-interest income to assets       (C/G)    1.60         0.97            0.63           0.68                 0.74
Core tangible non-interest exp to assets          (F/G)    2.87         2.54            2.09           2.17                 2.21
Efficiency ratio                                          61.07        61.42           55.92          58.73                57.48
-----------------------------------------------------------------------------------------------------------------------------------

(1) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable.

(3) In the third quarter 2006, the average diluted shares for core income per share totaled 8,805,000.

(4)   Quarterly data may not sum to year-to-date data due to rounding.